As filed with the Securities and Exchange Commission on November 20, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

thinkorswim Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0685039
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

45 Rockefeller Plaza, Suite 2012

New York, New York  10111

(801) 816-6918

(Address of principal executive offices, including zip code and telephone number)

thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan

thinkorswim Group Inc. Amended and Restated 2004 Restricted Stock Plan

(full title of plans)

Lee K. Barba

Chief Executive Officer

thinkorswim Group Inc.

45 Rockefeller Plaza, Suite 2012

New York, New York  10111

(801) 816-6918

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Leslie J. Weiss

Barnes & Thornburg LLP

One North Wacker Drive, Suite 4400

Chicago, Illinois  60606

(312) 357—1313

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum Aggregate offering price(2)	Amount of Registration fee
thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan, Common Stock, $.01 par value	6,000,000	(3)	$8.01	$48,076,608.00	$1889.42
thinkorswim Group Inc. Amended and Restated 2004 Restricted Stock Plan Common Stock, $.01 par value	1,000,000	(4)	$6.40	$6,400,000.00	$251.52
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.

(2)

Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for stock awards and options that may be issued under the plans to acquire up to 7,000,000 shares of common stock, par value $.01, or Common Stock, are estimated solely for purposes of calculating the registration fee and are based on: (i) for 899,313 shares of Common Stock issuable upon exercise of options that have been granted under the Registrant’s Second Amended and Restated 2001 Stock Option Plan (the “2001 Plan”), the price of $17.16 per share, the weighted average exercise price of such options, and (ii) for 6,100,687 shares of Common Stock issuable upon exercise of options or restricted stock that have not yet been granted,  the average of the high and low sale price of $6.40  per share as reported on the Nasdaq Global Market on November 17, 2008.

(3)

Represents 6,000,000 additional shares of Common Stock authorized to be issued under the 2001 Plan. Shares available for issuance under the 2001 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 13, 2001 (Registration No. 333-75070).

(4)

Represents 1,000,000 additional shares of Common Stock authorized to be issued under the Registrant’s Amended and Restated 2004 Restricted Stock Plan (the “2004 Plan”). Shares available for issuance under the 2004 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 18, 2004 (Registration No. 333-118330).

INTRODUCTORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on December 13, 2001 with respect to Registrant’s 2001 Stock Option Plan (Registration No. 333-75070) and the registration statement on Form S-8 filed by the Registrant on August 18, 2004 with respect to Registrant’s 2004 Restricted Stock Plan (Registration No. 333-118330).

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a)           The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)          All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)           The description of the securities contained in the Registrant’s registration statement on Form S-4 (Registration No. 333-67454) as filed on August 14, 2001, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit Numbers	Exhibit Description
5.1	Opinion of Barnes & Thornburg LLP*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Barnes & Thornburg LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page of this Registration Statement)*

99.1

thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008)

99.2	thinkorswim Group Inc. Amended and Restated 2004 Restricted Stock Plan (incorporated by reference to Annex A of Registrant’s Proxy Statement filed April 29, 2008)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 20, 2008.

thinkorswim Group Inc.

By:	/s/ Lee K. Barba
Lee K. Barba, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Lee K. Barba and Ida K. Kane his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Lee K. Barba	November 20, 2008

Lee K. Barba, Director and
Chief Executive Officer
(Principal Executive Officer)

/s/Ida K. Kane	November 20, 2008

Ida K. Kane,
Chief Financial Officer
(Principal Accounting and
Financial Officer)

/s/F. Warren McFarlan	November 20, 2008

F. Warren McFarlan, Director

/s/Lisa Polsky	November 20, 2008

Lisa Polsky, Director

/s/Scott D. Sheridan	November 20, 2008

Scott D. Sheridan, Director

/s/Tom Sosnoff	November 20, 2008

Tom Sosnoff, Director

/s/Douglas T. Tansill	November 20, 2008

Douglas T. Tansill, Director

/s/Hans von Meiss	November 20, 2008

Hans von Meiss, Director

EXHIBIT INDEX

Exhibit Numbers	Exhibit Description
5.1	Opinion of Barnes & Thornburg LLP*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Barnes & Thornburg LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page of this Registration Statement)*

99.1

thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008)

99.2	thinkorswim Group Inc. Amended And Restated 2004 Restricted Stock Plan (incorporated by reference to Annex A of Registrant’s Proxy Statement filed April 29, 2008)

*	Filed herewith